EXHIBIT 99.1

Adaptive Medias Reports Third Quarter Results - Adjusted EBITDA Moves Into Positive Territory

IRVINE, Calif., Nov. 12, 2015 (GLOBE NEWSWIRE) -- Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB:ADTM), a leader in programmatic advertising across mobile, video and online display, today announced results for its third quarter ended September 30, 2015.

Media Graph Grows to One-Third of Sales

Media Graph revenues accounted for nearly one-quarter of revenues in the quarter, driving improvements in gross margin. "Our 'Media Graph First' higher-margined technology sales strategy is working," notes John B. Strong, Adaptive Medias' Chairman and Chief Executive Officer. "Media Graph accounted for approximately 25% of sales in the quarter compared with 3% in the second quarter. Based on our current sales pipeline, we are targeting $1.33 million in revenues for the fourth quarter. We believe Media Graph will grow to over half of our sales in the current quarter, and we anticipate turning operating cash flow positing in the current quarter."

Adjusted EBITDA Moves into Positive Territory

Third quarter revenues totaled $0.7 million, compared with $1.1 million in the second quarter of 2015.   Revenues were negatively impacted by the timing of new contracts as well as the phase out of Flash, which resulted in shakeups across the ad-tech space. "This issue affected many of our partners who have had to deal with a rapid transition from Flash to HTML5. We are using our HTML5 player to solve this issue, however we are dependent on our partners' ability to adopt an HTML5 solution," notes CEO Strong.

In the third quarter, adjusted EBITDA (excluding stock compensation expense and one-time adjustments) came in at $0.03 million compared with ($1.7 million) in the second quarter of 2015. The improvement reflects lower expenses across the board, including sales and marketing, R&D expense, general and administrative and professional and legal costs.

The Company reported several positive gains on its other income line in the quarter. The largest of these gains is a $3.77 million reversal of a previous accrued legal settlement. Including these one-time items, adjusted EBITDA came in at $4.14 million.

Higher Media Graph Sales Drive Higher Gross Margins

Gross profit for the third quarter amounted to $81,718 or 11.6% of revenues compared to $27,342, or 2.5% of revenues in the second quarter of 2015. The sequential increase in gross profit margin reflects operating leverage from our move to high-margined technology platform sales from low-margined advertising sales.

Operating expenses for the third quarter of 2015 decreased to $2.1 million from $3.6 million in the second quarter of 2015. The decrease stemmed from lower expenses across the board as part of the Company's business transition. Notably, general and administrative expenses remain under control, falling to $0.6 million in the third quarter of 2015 compared with $1.3 million in the second quarter ended March 31, 2015.

Conference Call Details

Adaptive Medias will host a conference call to discuss these results today, November 12, 2015, at 2:00 PM ET. The conference call dial-in number is 866-686-9686. The conference ID number for the call is 77942499. Participants may access the live webcast via the following link: Adaptive Medias Third Quarter Earnings Release.  Following the live call, a replay will be available on the Company's website, www.adaptivem.com, under "Investors."

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias is a programmatic audience and content monetization provider for website owners, app developers and video publishers who want to more effectively optimize content through advertising. The Company provides a foundation for publishers and developers looking to engage brand advertisers through a multi-channel approach that delivers integrated, engaging and impactful ads across multiple devices. Adaptive Medias meets the needs of its publishers with an emphasis on maintaining user experience, while delivering timely and relevant ads through its multi-channel ad delivery and content platform. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

(This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.)

ADAPTIVE MEDIAS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$ 702,892	$ 1,382,139	$ 2,968,438	$ 3,226,927
Cost of revenue	622,375	1,092,552	2,663,219	2,260,590
Gross Profit	80,517	289,587	305,219	966,337
Operating expenses:
Legal and professional fees	250,690	290,704	1,107,235	598,991
Research and development	--	439,263	174,443	894,124
General and administrative expenses	605,795	1,153,669	6,984,577	2,732,160
Selling expenses	37,853	500,437	342,212	1,034,361
Depreciation and amortization	663,895	509,376	1,965,813	749,891
Stock compensation expense	560,291	1,000,695	2,275,388	1,661,797
Total operating expenses	2,118,524	3,894,144	12,849,668	7,671,324
Loss from operations	(2,038,007)	(3,604,557)	(12,544,449)	(6,704,987)
Other income (expense):
Interest expense	(395,341)	(23,192)	(451,587)	(24,727)
Gain (loss) on extinguishment of debt	75,494	6,680	--	(36,956)
Change in fair market value of derivative liability	264,026	--	264,026	--
Reversal of previously accrued settlement	3,768,485	--	3,768,485	--
Other income (expense)	844,180	7,683	891,299	13,966
Total other income (expense)	4,556,844	(8,829)	4,472,223	(47,717)
Net income (loss)	$ 2,518,837	$ (3,613,386)	$ (8,072,226)	$ (6,752,704)

Net income (loss) per share:
Basic	$ 0.13	$ (0.32)	$ (0.50)	$ (0.89)
Diluted	$ 0.10	$ (0.32)	$ (0.50)	$ (0.89)

Weighted average number of common shares outstanding:
Basic	19,119,831	11,419,744	16,237,814	7,593,080
Diluted	26,112,971	11,419,744	16,237,814	7,593,080

ADAPTIVE MEDIAS, INC.
Condensed Consolidated Balance Sheet
(Unaudited)

	September 30,	December 31,
	2015	2014
Assets
Current Assets
Cash	$ 602	$ 2,255,784
Accounts receivable, net	988,595	1,754,893
Prepaid expenses	951,692	61,478
Total Current Assets	1,940,889	4,072,155
Furniture and fixtures, net	53,835	72,476
Intangible assets, net	6,190,605	8,018,170
Deposits	17,114	34,843
Total Assets	$ 8,202,443	$ 12,197,644
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$ 2,891,400	$ 4,686,991
Convertible notes payable, net	535,269	--
Derivative Liability	711,959	--
Total Liabilities	4,138,628	4,686,991

Stockholders' Equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized; none outstanding	--	--
Common stock, $0.001 par value, 300,000,000 shares authorized; 21,703,329 and 13,869,771 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	21,703	13,866
Additional paid-in capital	52,287,054	47,669,503
Accumulated deficit	(48,244,942)	(40,172,716)
Total Stockholders' Equity	4,063,815	7,510,653
Total Liabilities and Stockholders' Equity	$ 8,202,443	$ 12,197,644
CONTACT: Investor Contact:
         Max Pashman
         mpashman@irpartnersinc.com
         818-280-6800